Exhibit 99.01

Valero Energy Reports Second Quarter 2019 Results

•	Reported net income attributable to Valero stockholders of $612 million, or $1.47 per share, and adjusted net income attributable to Valero stockholders of $629 million, or $1.51 per share.

•	Invested $740 million of capital and successfully completed the Houston alkylation project.

•	Returned $588 million in cash to stockholders through dividends and stock buybacks.

SAN ANTONIO, July 25, 2019 – Valero Energy Corporation (NYSE: VLO, “Valero”) today reported net income attributable to Valero stockholders of $612 million, or $1.47 per share, for the second quarter of 2019 compared to $845 million, or $1.96 per share, for the second quarter of 2018. Excluding adjustments shown in the accompanying earnings release tables, second quarter 2019 adjusted net income attributable to Valero stockholders was $629 million, or $1.51 per share, compared to second quarter 2018 adjusted net income attributable to Valero stockholders of $928 million, or $2.15 per share.

“We had solid operating performance while also completing major turnarounds at our Memphis, Houston and Benicia refineries in the second quarter,” said Joe Gorder, Valero Chairman, President and Chief Executive Officer. “In addition, we successfully commissioned the new alkylation unit at the Houston refinery to improve our margin capture going forward.”

Refining
The refining segment reported $1.0 billion of operating income for the second quarter of 2019 compared to $1.4 billion for the second quarter of 2018. The decrease was primarily driven by narrower discounts for medium and heavy sour crude oils relative to Brent crude oil.

“We saw a strong rebound in gasoline cracks in all regions in the second quarter,” Gorder said. “We continue to optimize our system with domestic, Canadian and Latin American crudes, and we set a new record of over 190,000 barrels per day of Canadian heavy crude oil processed during the quarter.”

Refinery throughput capacity utilization was 94 percent, with throughput volumes averaging 3.0 million barrels per day in the second quarter of 2019, which was 70,000 barrels per day higher than the second quarter of 2018. The company exported a total of 344,000 barrels per day of gasoline and distillate during the second quarter of 2019.

Ethanol
The ethanol segment reported $7 million of operating income for the second quarter of 2019 compared to $43 million for the second quarter of 2018. The decrease in operating income was attributed primarily to higher corn prices. Ethanol production volumes averaged 4.5 million gallons per day in the second quarter of 2019, an increase of 531,000 gallons per day versus the second quarter of 2018, which was largely due to added production from the three ethanol plants acquired in November 2018.

Renewable Diesel
The renewable diesel segment reported $77 million of operating income for the second quarter of 2019 compared to $30 million for the second quarter of 2018. Renewable diesel sales volumes averaged 769,000 gallons per day in the second quarter of 2019, an increase of 387,000 gallons per day versus the second quarter of 2018. The increases in operating income and sales volumes were attributed primarily to the expansion of the Diamond Green Diesel plant in the third quarter of 2018.

Corporate and Other
General and administrative expenses were $199 million in the second quarter of 2019 compared to $248 million in the second quarter of 2018. The decrease was mainly due to environmental reserve adjustments recorded in the second quarter of 2018. The effective tax rate for the second quarter of 2019 was 20 percent, compared to 22 percent for the second quarter of 2018.

Investing and Financing Activities
Capital investments totaled $740 million in the second quarter of 2019, of which $514 million was for sustaining the business, including costs for turnarounds, catalysts and regulatory compliance.

Valero returned $588 million to stockholders in the second quarter of 2019, of which $376 million was paid as dividends and $212 million was for the purchase of approximately 2.6 million shares of common stock, resulting in a year-to-date return of $1.0 billion to stockholders and a total payout ratio of 50 percent of adjusted net cash provided by operating activities.

Net cash provided by operating activities was $1.5 billion in the second quarter of 2019. Included in this amount is a $283 million favorable impact from working capital. Excluding the change in working capital, adjusted net cash provided by operating activities was $1.2 billion.

Valero continues to target a total payout ratio between 40 and 50 percent of adjusted net cash provided by operating activities for 2019. Valero defines total payout ratio as the sum of dividends and stock buybacks divided by net cash provided by operating activities adjusted for changes in working capital.

Liquidity and Financial Position
Valero ended the second quarter of 2019 with $9.5 billion of total debt and $2.0 billion of cash and cash equivalents. The debt to capital ratio, net of $2.0 billion in cash, was 26 percent.

Strategic Update
The Houston alkylation unit was successfully commissioned in the second quarter of 2019. This project upgrades isobutane and refinery olefins into high value alkylate product. The Central Texas pipelines and terminals project is on target to be fully operational in the third quarter. Other projects, including the Pasadena terminal, St. Charles alkylation unit, and Pembroke cogeneration unit, remain on track to be complete in 2020. The Diamond Green Diesel expansion and Port Arthur Coker are expected to be complete in late 2021 and 2022, respectively.

Valero continues to expect to invest approximately $2.5 billion of capital in both 2019 and 2020, of which approximately 60 percent is for sustaining the business and approximately 40 percent is for growth projects.

Conference Call
Valero’s senior management will hold a conference call at 10 a.m. ET today to discuss this earnings release and to provide an update on operations and strategy.

About Valero
Valero Energy Corporation, through its subsidiaries (collectively, “Valero”), is an international manufacturer and marketer of transportation fuels and petrochemical products. Valero is a Fortune 50 company based in San Antonio, Texas, and it operates 15 petroleum refineries with a combined throughput capacity of approximately 3.1 million barrels per day and 14 ethanol plants with a combined production capacity of 1.73 billion gallons per year. The petroleum refineries are located in the United States (U.S.), Canada and the United Kingdom (U.K.), and the ethanol plants are located in the Mid-Continent region of the U.S. Valero also is a joint venture partner in Diamond Green Diesel, which operates a renewable diesel plant in Norco, Louisiana. Diamond Green Diesel is North America’s largest biomass-based diesel plant. Valero sells its products in the wholesale rack or bulk markets in the U.S., Canada, the U.K., Ireland and Latin America. Approximately 7,000 outlets carry Valero’s brand names. Please visit www.valero.com for more information.

Valero Contacts
Investors:
Homer Bhullar, Vice President – Investor Relations, 210-345-1982
Gautam Srivastava, Manager – Investor Relations, 210-345-3992
Tom Mahrer, Manager – Investor Relations, 210-345-1953

Media:
Lillian Riojas, Executive Director – Media Relations and Communications, 210-345-5002

Safe-Harbor Statement
Statements contained in this release that state the company’s or management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “believe,” “expect,” “should,” “estimates,” “intend,” “target,” “will,” “plans,” and other similar expressions identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements based on numerous factors, including those outside of the company’s control, such as delays in construction timing and other factors. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see Valero’s annual reports on Form 10-K, quarterly reports on

Form 10-Q, and other reports filed with the Securities and Exchange Commission and on Valero’s website at www.valero.com.

Use of Non-GAAP Financial Information
This earnings release and the accompanying earnings release tables include references to financial measures that are not defined under U.S. generally accepted accounting principles (GAAP). These non-GAAP measures include adjusted net income attributable to Valero stockholders, adjusted earnings per common share – assuming dilution, refining margin, ethanol margin, renewable diesel margin, adjusted refining operating income, adjusted ethanol operating income, adjusted renewable diesel operating income, and adjusted net cash provided by operating activities. These non-GAAP financial measures have been included to help facilitate the comparison of operating results between periods. See the accompanying earnings release tables for a reconciliation of non-GAAP measures to their most directly comparable U.S. GAAP measures. Note (f) to the earnings release tables provides reasons for the use of these non-GAAP financial measures.

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
FINANCIAL HIGHLIGHTS
(millions of dollars, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Statement of income data
Revenues	$28,933	$31,015	$53,196	$57,454
Cost of sales:
Cost of materials and other (a)	26,083	27,860	48,061	51,616
Operating expenses (excluding depreciation and amortization expense reflected below)	1,175	1,110	2,390	2,246
Depreciation and amortization expense	552	510	1,089	995
Total cost of sales	27,810	29,480	51,540	54,857
Other operating expenses (b)	2	21	4	31
General and administrative expenses (excluding depreciation and amortization expense reflected below) (c)	199	248	408	486
Depreciation and amortization expense	14	13	28	26
Operating income	908	1,253	1,216	2,054
Other income (expense), net (d)	12	(5)	34	46
Interest and debt expense, net of capitalized interest	(112)	(124)	(224)	(245)
Income before income tax expense	808	1,124	1,026	1,855
Income tax expense	160	249	211	398
Net income	648	875	815	1,457
Less: Net income attributable to noncontrolling interests (a)	36	30	62	143
Net income attributable to Valero Energy Corporation stockholders	$612	$845	$753	$1,314

Earnings per common share	$1.47	$1.96	$1.80	$3.05
Weighted-average common shares outstanding (in millions)	415	429	416	430

Earnings per common share – assuming dilution	$1.47	$1.96	$1.80	$3.04
Weighted-average common shares outstanding – assuming dilution (in millions)	417	431	417	432

See Notes to Earnings Release Tables beginning on Table Page 16.

Table Page 1

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
FINANCIAL HIGHLIGHTS BY SEGMENT (e)
(millions of dollars)
(unaudited)

	Refining	Ethanol	Renewable Diesel	Corporate and Eliminations	Total
Three months ended June 30, 2019
Revenues:
Revenues from external customers	$27,746	$964	$222	$1	$28,933
Intersegment revenues	8	53	73	(134)	—
Total revenues	27,754	1,017	295	(133)	28,933
Cost of sales:
Cost of materials and other	25,172	855	189	(133)	26,083
Operating expenses (excluding depreciation and amortization expense reflected below)	1,026	132	17	—	1,175
Depreciation and amortization expense	518	22	12	—	552
Total cost of sales	26,716	1,009	218	(133)	27,810
Other operating expenses	1	1	—	—	2
General and administrative expenses (excluding depreciation and amortization expense reflected below)	—	—	—	199	199
Depreciation and amortization expense	—	—	—	14	14
Operating income by segment	$1,037	$7	$77	$(213)	$908

Three months ended June 30, 2018
Revenues:
Revenues from external customers	$30,024	$884	$106	$1	$31,015
Intersegment revenues	11	42	46	(99)	—
Total revenues	30,035	926	152	(98)	31,015
Cost of sales:
Cost of materials and other	27,103	754	102	(99)	27,860
Operating expenses (excluding depreciation and amortization expense reflected below)	988	109	13	—	1,110
Depreciation and amortization expense	483	20	7	—	510
Total cost of sales	28,574	883	122	(99)	29,480
Other operating expenses (b)	21	—	—	—	21
General and administrative expenses (excluding depreciation and amortization expense reflected below) (c)	—	—	—	248	248
Depreciation and amortization expense	—	—	—	13	13
Operating income by segment	$1,440	$43	$30	$(260)	$1,253

See Operating Highlights by Segment beginning on Table Page 8.
See Notes to Earnings Release Tables beginning on Table Page 16.

Table Page 2

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
FINANCIAL HIGHLIGHTS BY SEGMENT (e)
(millions of dollars)
(unaudited)

	Refining	Ethanol	Renewable Diesel	Corporate and Eliminations	Total
Six months ended June 30, 2019
Revenues:
Revenues from external customers	$50,964	$1,757	$474	$1	$53,196
Intersegment revenues	10	105	124	(239)	—
Total revenues	50,974	1,862	598	(238)	53,196
Cost of sales:
Cost of materials and other	46,337	1,549	413	(238)	48,061
Operating expenses (excluding depreciation and amortization expense reflected below)	2,097	257	36	—	2,390
Depreciation and amortization expense	1,021	45	23	—	1,089
Total cost of sales	49,455	1,851	472	(238)	51,540
Other operating expenses	3	1	—	—	4
General and administrative expenses (excluding depreciation and amortization expense reflected below)	—	—	—	408	408
Depreciation and amortization expense	—	—	—	28	28
Operating income by segment	$1,516	$10	$126	$(436)	$1,216

Six months ended June 30, 2018
Revenues:
Revenues from external customers	$55,477	$1,761	$214	$2	$57,454
Intersegment revenues	15	88	88	(191)	—
Total revenues	55,492	1,849	302	(189)	57,454
Cost of sales:
Cost of materials and other (a)	50,267	1,503	37	(191)	51,616
Operating expenses (excluding depreciation and amortization expense reflected below)	1,999	220	27	—	2,246
Depreciation and amortization expense	944	38	13	—	995
Total cost of sales	53,210	1,761	77	(191)	54,857
Other operating expenses (b)	31	—	—	—	31
General and administrative expenses (excluding depreciation and amortization expense reflected below) (c)	—	—	—	486	486
Depreciation and amortization expense	—	—	—	26	26
Operating income by segment	$2,251	$88	$225	$(510)	$2,054

See Operating Highlights by Segment beginning on Table Page 8.
See Notes to Earnings Release Tables beginning on Table Page 16.

Table Page 3

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (f)
(millions of dollars, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Reconciliation of net income attributable to Valero Energy Corporation stockholders to adjusted net income attributable to Valero Energy Corporation stockholders
Net income attributable to Valero Energy Corporation stockholders	$612	$845	$753	$1,314
Exclude adjustments:
2017 blender’s tax credit attributable to Valero Energy Corporation stockholders (a)	—	—	—	90
Income tax expense related to 2017 blender’s tax credit	—	—	—	(11)
2017 blender’s tax credit attributable to Valero Energy Corporation stockholders, net of taxes	—	—	—	79
Texas City Refinery fire expenses (b)	—	(14)	—	(14)
Income tax benefit related to Texas City Refinery fire expenses	—	3	—	3
Texas City Refinery fire expenses, net of taxes	—	(11)	—	(11)
Environmental reserve adjustments (c)	—	(56)	—	(108)
Income tax benefit related to environmental reserve adjustments	—	13	—	24
Environmental reserve adjustments, net of taxes	—	(43)	—	(84)
Loss on early redemption of debt (d)	(22)	(38)	(22)	(38)
Income tax benefit related to loss on early redemption of debt	5	9	5	9
Loss on early redemption of debt, net of taxes	(17)	(29)	(17)	(29)
Total adjustments	(17)	(83)	(17)	(45)
Adjusted net income attributable to Valero Energy Corporation stockholders	$629	$928	$770	$1,359

Reconciliation of earnings per common share – assuming dilution to adjusted earnings per common share – assuming dilution
Earnings per common share – assuming dilution	$1.47	$1.96	$1.80	$3.04
Exclude adjustments:
2017 blender’s tax credit attributable to Valero Energy Corporation stockholders (a)	—	—	—	0.18
Texas City Refinery fire expenses (b)	—	(0.02)	—	(0.03)
Environmental reserve adjustments (c)	—	(0.10)	—	(0.19)
Loss on early redemption of debt (d)	(0.04)	(0.07)	(0.04)	(0.07)
Total adjustments	(0.04)	(0.19)	(0.04)	(0.11)
Adjusted earnings per common share – assuming dilution	$1.51	$2.15	$1.84	$3.15

See Notes to Earnings Release Tables beginning on Table Page 16.

Table Page 4

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (f)
(millions of dollars)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Reconciliation of operating income by segment to segment margin, and reconciliation of operating income by segment to adjusted operating income by segment
Refining segment (e)
Refining operating income	$1,037	$1,440	$1,516	$2,251
Exclude:
2017 blender’s tax credit (a)	—	—	—	10
Operating expenses (excluding depreciation and amortization expense reflected below)	(1,026)	(988)	(2,097)	(1,999)
Depreciation and amortization expense	(518)	(483)	(1,021)	(944)
Other operating expenses (b)	(1)	(21)	(3)	(31)
Refining margin	$2,582	$2,932	$4,637	$5,215

Refining operating income	$1,037	$1,440	$1,516	$2,251
Exclude:
2017 blender’s tax credit (a)	—	—	—	10
Other operating expenses (b)	(1)	(21)	(3)	(31)
Adjusted refining operating income	$1,038	$1,461	$1,519	$2,272

Ethanol segment
Ethanol operating income	$7	$43	$10	$88
Exclude:
Operating expenses (excluding depreciation and amortization expense reflected below)	(132)	(109)	(257)	(220)
Depreciation and amortization expense	(22)	(20)	(45)	(38)
Other operating expenses	(1)	—	(1)	—
Ethanol margin	$162	$172	$313	$346

Ethanol operating income	$7	$43	$10	$88
Exclude: Other operating expenses	(1)	—	(1)	—
Adjusted ethanol operating income	$8	$43	$11	$88

Renewable diesel segment (e)
Renewable diesel operating income	$77	$30	$126	$225
Exclude:
2017 blender’s tax credit (a)	—	—	—	160
Operating expenses (excluding depreciation and amortization expense reflected below)	(17)	(13)	(36)	(27)
Depreciation and amortization expense	(12)	(7)	(23)	(13)
Renewable diesel margin	$106	$50	$185	$105

Renewable diesel operating income	$77	$30	$126	$225
Exclude: 2017 blender’s tax credit (a)	—	—	—	160
Adjusted renewable diesel operating income	$77	$30	$126	$65

See Notes to Earnings Release Tables beginning on Table Page 16.

Table Page 5

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (f)
(millions of dollars)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Reconciliation of refining segment operating income to refining margin (by region), and reconciliation of refining segment operating income to adjusted refining segment operating income (by region) (g)
U.S. Gulf Coast region (e)
Refining operating income	$273	$760	$391	$1,165
Exclude:
2017 blender’s tax credit (a)	—	—	—	7
Operating expenses (excluding depreciation and amortization expense reflected below)	(586)	(559)	(1,185)	(1,127)
Depreciation and amortization expense	(318)	(292)	(628)	(569)
Other operating expenses (b)	(1)	(20)	(2)	(30)
Refining margin	$1,178	$1,631	$2,206	$2,884

Refining operating income	$273	$760	$391	$1,165
Exclude:
2017 blender’s tax credit (a)	—	—	—	7
Other operating expenses (b)	(1)	(20)	(2)	(30)
Adjusted refining operating income	$274	$780	$393	$1,188

U.S. Mid-Continent region (e)
Refining operating income	$422	$406	$658	$632
Exclude:
2017 blender’s tax credit (a)	—	—	—	2
Operating expenses (excluding depreciation and amortization expense reflected below)	(146)	(156)	(312)	(312)
Depreciation and amortization expense	(74)	(71)	(149)	(141)
Refining margin	$642	$633	$1,119	$1,083

Refining operating income	$422	$406	$658	$632
Exclude: 2017 blender’s tax credit (a)	—	—	—	2
Adjusted refining operating income	$422	$406	$658	$630

See Notes to Earnings Release Tables beginning on Table Page 16.

Table Page 6

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (f)
(millions of dollars)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Reconciliation of refining segment operating income to
refining margin (by region), and reconciliation of
refining segment operating income to adjusted refining
segment operating income (by region) (g) (continued)

North Atlantic region
Refining operating income	$278	$137	$454	$298
Exclude:
Operating expenses (excluding depreciation and amortization expense reflected below)	(146)	(138)	(293)	(283)
Depreciation and amortization expense	(55)	(62)	(108)	(115)
Refining margin	$479	$337	$855	$696

U.S. West Coast region
Refining operating income	$64	$137	$13	$156
Exclude:
2017 blender’s tax credit (a)	—	—	—	1
Operating expenses (excluding depreciation and amortization expense reflected below)	(148)	(135)	(307)	(277)
Depreciation and amortization expense	(71)	(58)	(136)	(119)
Other operating expenses	—	(1)	(1)	(1)
Refining margin	$283	$331	$457	$552

Refining operating income	$64	$137	$13	$156
Exclude:
2017 blender’s tax credit (a)	—	—	—	1
Other operating expenses	—	(1)	(1)	(1)
Adjusted refining operating income	$64	$138	$14	$156

See Notes to Earnings Release Tables beginning on Table Page 16.

Table Page 7

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
REFINING SEGMENT OPERATING HIGHLIGHTS
(millions of dollars, except per barrel amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Throughput volumes (thousand barrels per day)
Feedstocks:
Heavy sour crude oil	419	482	415	482
Medium/light sour crude oil	257	434	297	421
Sweet crude oil	1,550	1,303	1,513	1,323
Residuals	241	231	193	226
Other feedstocks	171	121	162	121
Total feedstocks	2,638	2,571	2,580	2,573
Blendstocks and other	330	327	337	342
Total throughput volumes	2,968	2,898	2,917	2,915

Yields (thousand barrels per day)
Gasolines and blendstocks	1,378	1,407	1,387	1,404
Distillates	1,141	1,096	1,115	1,102
Other products (h)	483	434	445	446
Total yields	3,002	2,937	2,947	2,952

Operating statistics (e) (f) (i)
Refining margin (from Table Page 5)	$2,582	$2,932	$4,637	$5,215
Adjusted refining operating income (from Table Page 5)	$1,038	$1,461	$1,519	$2,272
Throughput volumes (thousand barrels per day)	2,968	2,898	2,917	2,915

Refining margin per barrel of throughput	$9.56	$11.12	$8.78	$9.89
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	3.80	3.75	3.97	3.79
Depreciation and amortization expense per barrel of throughput	1.92	1.83	1.93	1.79
Adjusted refining operating income per barrel of throughput	$3.84	$5.54	$2.88	$4.31

See Notes to Earnings Release Tables beginning on Table Page 16.

Table Page 8

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
ETHANOL SEGMENT OPERATING HIGHLIGHTS
(millions of dollars, except per gallon amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Operating statistics (f) (i)
Ethanol margin (from Table Page 5)	$162	$172	$313	$346
Adjusted ethanol operating income (from Table Page 5)	$8	$43	$11	$88
Production volumes (thousand gallons per day)	4,533	4,002	4,376	4,057

Ethanol margin per gallon of production	$0.39	$0.47	$0.40	$0.47
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per gallon of production	0.32	0.30	0.32	0.30
Depreciation and amortization expense per gallon of production	0.05	0.05	0.07	0.05
Ethanol operating income per gallon of production	$0.02	$0.12	$0.01	$0.12

See Notes to Earnings Release Tables beginning on Table Page 16.

Table Page 9

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RENEWABLE DIESEL SEGMENT OPERATING HIGHLIGHTS (e)
(millions of dollars, except per gallon amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Operating statistics (f) (i)
Renewable diesel margin (from Table Page 5)	$106	$50	$185	$105
Adjusted renewable diesel operating income (from Table Page 5)	$77	$30	$126	$65
Sales volumes (thousand gallons per day)	769	382	780	377

Renewable diesel margin per gallon of sales	$1.51	$1.43	$1.31	$1.53
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per gallon of sales	0.25	0.37	0.26	0.40
Depreciation and amortization expense per gallon of sales	0.17	0.18	0.16	0.18
Adjusted renewable diesel operating income per gallon of sales	$1.09	$0.88	$0.89	$0.95

See Notes to Earnings Release Tables beginning on Table Page 16.

Table Page 10

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
REFINING SEGMENT OPERATING HIGHLIGHTS BY REGION
(millions of dollars, except per barrel amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Operating statistics by region (g)
U.S. Gulf Coast region (e) (f) (i)
Refining margin (from Table Page 6)	$1,178	$1,631	$2,206	$2,884
Adjusted refining operating income (from Table Page 6)	$274	$780	$393	$1,188
Throughput volumes (thousand barrels per day)	1,779	1,729	1,725	1,728

Refining margin per barrel of throughput	$7.28	$10.37	$7.07	$9.23
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	3.63	3.56	3.80	3.61
Depreciation and amortization expense per barrel of throughput	1.96	1.86	2.01	1.82
Adjusted refining operating income per barrel of throughput	$1.69	$4.95	$1.26	$3.80

U.S. Mid-Continent region (e) (f) (i)
Refining margin (from Table Page 6)	$642	$633	$1,119	$1,083
Adjusted refining operating income (from Table Page 6)	$422	$406	$658	$630
Throughput volumes (thousand barrels per day)	462	473	452	477

Refining margin per barrel of throughput	$15.24	$14.69	$13.68	$12.55
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	3.45	3.60	3.81	3.61
Depreciation and amortization expense per barrel of throughput	1.76	1.64	1.82	1.63
Adjusted refining operating income per barrel of throughput	$10.03	$9.45	$8.05	$7.31

See Notes to Earnings Release Tables beginning on Table Page 16.

Table Page 11

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
REFINING SEGMENT OPERATING HIGHLIGHTS BY REGION
(millions of dollars, except per barrel amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Operating statistics by region (g) (continued)
North Atlantic region (f) (i)
Refining margin (from Table Page 7)	$479	$337	$855	$696
Refining operating income (from Table Page 7)	$278	$137	$454	$298
Throughput volumes (thousand barrels per day)	493	398	491	428

Refining margin per barrel of throughput	$10.69	$9.33	$9.61	$8.99
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	3.26	3.81	3.30	3.66
Depreciation and amortization expense per barrel of throughput	1.23	1.70	1.20	1.47
Refining operating income per barrel of throughput	$6.20	$3.82	$5.11	$3.86

U.S. West Coast region (f) (i)
Refining margin (from Table Page 7)	$283	$331	$457	$552
Adjusted refining operating income (from Table Page 7)	$64	$138	$14	$156
Throughput volumes (thousand barrels per day)	234	298	249	282

Refining margin per barrel of throughput	$13.30	$12.20	$10.15	$10.80
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	6.97	4.96	6.83	5.42
Depreciation and amortization expense per barrel of throughput	3.32	2.17	3.02	2.33
Adjusted refining operating income per barrel of throughput	$3.01	$5.07	$0.30	$3.05

See Notes to Earnings Release Tables beginning on Table Page 16.

Table Page 12

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
AVERAGE MARKET REFERENCE PRICES AND DIFFERENTIALS
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Refining
Feedstocks (dollars per barrel)
Brent crude oil	$68.33	$74.93	$66.08	$71.05
Brent less West Texas Intermediate (WTI) crude oil	8.53	6.93	8.73	5.61
Brent less Alaska North Slope (ANS) crude oil	0.15	0.83	(0.27)	0.52
Brent less Louisiana Light Sweet (LLS) crude oil	1.30	1.93	1.38	1.66
Brent less Argus Sour Crude Index (ASCI) crude oil	3.44	5.63	3.17	5.26
Brent less Maya crude oil	6.23	12.90	5.64	11.18
LLS crude oil	67.03	73.00	64.70	69.39
LLS less ASCI crude oil	2.14	3.70	1.79	3.60
LLS less Maya crude oil	4.93	10.97	4.26	9.52
WTI crude oil	59.80	68.00	57.35	65.44

Natural gas (dollars per million British Thermal Units)	2.46	2.89	2.66	3.04

Products (dollars per barrel, unless otherwise noted)
U.S. Gulf Coast:
Conventional Blendstock of Oxygenate Blending (CBOB) gasoline less Brent	6.72	7.47	3.44	7.38
Ultra-low-sulfur (ULS) diesel less Brent	12.88	13.46	13.94	13.62
Propylene less Brent	(24.70)	(6.54)	(22.67)	(6.68)
CBOB gasoline less LLS	8.02	9.40	4.82	9.04
ULS diesel less LLS	14.18	15.39	15.32	15.28
Propylene less LLS	(23.40)	(4.61)	(21.29)	(5.02)
U.S. Mid-Continent:
CBOB gasoline less WTI	18.76	16.05	14.23	14.76
ULS diesel less WTI	22.51	22.02	23.70	20.93
North Atlantic:
CBOB gasoline less Brent	10.11	10.37	5.68	9.63
ULS diesel less Brent	14.76	15.25	16.10	15.60
U.S. West Coast:
California Reformulated Gasoline Blendstock of Oxygenate Blending (CARBOB) 87 gasoline less ANS	23.24	18.36	15.49	15.82
California Air Resources Board (CARB) diesel less ANS	21.10	18.70	18.65	17.99
CARBOB 87 gasoline less WTI	31.62	24.46	24.49	20.91
CARB diesel less WTI	29.48	24.80	27.65	23.08

See Notes to Earnings Release Tables beginning on Table Page 16.

Table Page 13

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
AVERAGE MARKET REFERENCE PRICES AND DIFFERENTIALS
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Ethanol
New York Harbor (NYH) corn crush (dollars per gallon)	$0.12	$0.17	$0.11	$0.18
Chicago Board of Trade (CBOT) corn (dollars per bushel)	3.91	3.83	3.82	3.75
NYH ethanol (dollars per gallon)	1.54	1.56	1.49	1.54

Renewable diesel
New York Mercantile Exchange ULS diesel (dollars per gallon)	1.98	2.15	1.96	2.07
Biodiesel Renewable Identification Number (RIN) (dollars per RIN)	0.38	0.53	0.44	0.66
California Low-Carbon Fuel Standard (dollars per metric ton)	188.77	161.57	191.49	148.85
CBOT soybean oil (dollars per pound)	0.28	0.31	0.29	0.32

See Notes to Earnings Release Tables beginning on Table Page 16.

Table Page 14

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
OTHER FINANCIAL DATA
(millions of dollars, except per share amounts)
(unaudited)

			June 30,	December 31,
			2019	2018
Balance sheet data
Current assets			$17,811	$17,675
Cash and cash equivalents included in current assets			2,033	2,982
Inventories included in current assets			6,281	6,532
Current liabilities			12,548	10,724
Current portion of debt and finance lease obligations included in current liabilities			323	238
Debt and finance lease obligations, less current portion			9,167	8,871
Total debt and finance lease obligations			9,490	9,109
Valero Energy Corporation stockholders’ equity			21,345	21,667

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net cash provided by operating activities and adjusted net cash provided by operating activities (f)
Net cash provided by operating activities	$1,517	$2,059	$2,394	$2,197
Exclude: changes in current assets and current liabilities	283	581	413	(445)
Adjusted net cash provided by operating activities	$1,234	$1,478	$1,981	$2,642

Dividends per common share	$0.90	$0.80	$1.80	$1.60

See Notes to Earnings Release Tables beginning on Table Page 16.

Table Page 15

VALERO ENERGY CORPORATION
NOTES TO EARNINGS RELEASE TABLES

(a)
Cost of materials and other for the six months ended June 30, 2018 includes a benefit of $170 million for the biodiesel blender’s tax credit attributable to volumes blended during 2017. The benefit was recognized in February 2018 because the United States (U.S.) legislation authorizing the credit was passed and signed into law in that month. Of the $170 million pre-tax benefit, $10 million and $160 million is included in our refining and renewable diesel segments, respectively, and consequently, $80 million is attributable to noncontrolling interest and $90 million is attributable to Valero Energy Corporation stockholders.

(b)
Other operating expenses for the three and six months ended June 30, 2018 includes $14 million of costs to respond to and assess the damage caused by a fire in the alkylation unit at our Texas City Refinery on April 19, 2018. In addition, other operating expenses for the three and six months ended June 30, 2018 includes repair costs incurred at certain of our refineries due to damage associated with inclement weather events in 2018 and Hurricane Harvey in 2017.

(c)
General and administrative expenses (excluding depreciation and amortization expense) for the three and six months ended June 30, 2018 includes a charge of $56 million and $108 million, respectively, for environmental reserve adjustments associated with certain non-operating sites.

(d)
“Other income (expense), net” for the three and six months ended June 30, 2019 and 2018 includes a $22 million charge from the early redemption of $850 million of our 6.125 percent senior notes due February 1, 2020 and a $38 million charge from the early redemption of $750 million of our 9.375 percent senior notes due March 15, 2019, respectively.

(e)
Effective January 1, 2019, we revised our reportable segments to align with certain changes in how our chief operating decision maker manages and allocates resources to our business. Accordingly, we created a new reportable segment — renewable diesel. The results of the renewable diesel segment, which includes the operations of our consolidated joint venture, Diamond Green Diesel Holdings LLC, were transferred from the refining segment. Also effective January 1, 2019, we no longer have a VLP segment, and as a result, the operations previously included in the VLP segment are included in our refining segment. Our prior period segment information has been retrospectively adjusted to reflect our current segment presentation.

(f)	We use certain financial measures (as noted below) in the earnings release tables and accompanying earnings release that are not defined under U.S. GAAP and are considered to be non-GAAP measures.

We have defined these non-GAAP measures and believe they are useful to the external users of our financial statements, including industry analysts, investors, lenders, and rating agencies. We believe these measures are useful to assess our ongoing financial performance because, when reconciled to their most comparable U.S. GAAP measures, they provide improved comparability between periods through the exclusion of certain items that we believe are not indicative of our core operating performance and that may obscure our underlying business results and trends. These non-GAAP measures should not be considered as alternatives to their most comparable U.S. GAAP measures nor should they be considered in isolation or as a substitute for an analysis of our results of operations as reported under U.S. GAAP. In addition, these non-GAAP measures may not be comparable to similarly titled measures used by other companies because we may define them differently, which diminishes their utility.

Non-GAAP measures are as follows:

◦
Adjusted net income attributable to Valero Energy Corporation stockholders is defined as net income attributable to Valero Energy Corporation stockholders excluding the items noted below, along with their related income tax effect. We have excluded these items because we believe that they are not indicative of our core operating performance and that their exclusion results in an important measure of our ongoing financial performance to better assess our underlying business results and trends. The basis for our belief with respect to each excluded item is provided below.

–
2017 blender’s tax credit attributable to Valero Energy Corporation stockholders - The blender’s tax credit is attributable to volumes blended during 2017 and is not related to 2018 activities, as described in note (a).

–
Texas City Refinery fire expenses - The costs incurred to respond to and assess the damage caused by the fire that occurred at the Texas City Refinery (see note (b)) are specific to that event and are not ongoing costs incurred in our operations.

–
Environmental reserve adjustments - The environmental reserve adjustments are attributable to sites that were shut down by prior owners and subsequently acquired by us (referred to by us as non-operating sites) (see note (c)).

Table Page 16

VALERO ENERGY CORPORATION
NOTES TO EARNINGS RELEASE TABLES (Continued)

–
Loss on early redemption of debt - The penalty and other expenses incurred in connection with the early redemption of our 6.125 percent senior notes due February 1, 2020 and 9.375 percent senior notes due March 15, 2019 (see note (d)) are not associated with the ongoing costs of our borrowing and financing activities.

◦
Adjusted earnings per common share – assuming dilution is defined as adjusted net income attributable to Valero Energy Corporation stockholders divided by the number of weighted-average shares outstanding in the applicable period, assuming dilution.

◦
Refining margin is defined as refining operating income excluding the 2017 blender’s tax credit (see note (a)), operating expenses (excluding depreciation and amortization expense), depreciation and amortization expense, and other operating expenses. We believe refining margin is an important measure of our refining segment’s operating and financial performance as it is the most comparable measure to the industry’s market reference product margins, which are used by industry analysts, investors, and others to evaluate our performance.

◦
Ethanol margin is defined as ethanol operating income excluding operating expenses (excluding depreciation and amortization expense), depreciation and amortization expense, and other operating expenses. We believe ethanol margin is an important measure of our ethanol segment’s operating and financial performance as it is the most comparable measure to the industry’s market reference product margins, which are used by industry analysts, investors, and others to evaluate our performance.

◦
Renewable diesel margin is defined as renewable diesel operating income excluding the 2017 blender’s tax credit (see note (a)), operating expenses (excluding depreciation and amortization expense), and depreciation and amortization expense. We believe renewable diesel margin is an important measure of our renewable diesel segment’s operating and financial performance as it is the most comparable measure to the industry’s market reference product margins, which are used by industry analysts, investors, and others to evaluate our performance.

◦
Adjusted refining operating income is defined as refining segment operating income excluding the 2017 blender’s tax credit (see note (a)) and other operating expenses. We believe adjusted refining operating income is an important measure of our refining segment’s operating and financial performance because it excludes items that are not indicative of that segment’s core operating performance.

◦
Adjusted ethanol operating income is defined as ethanol segment operating income excluding other operating expenses. We believe this is an important measure of our ethanol segment’s operating and financial performance because it excludes items that are not indicative of that segment’s core operating performance.

◦
Adjusted renewable diesel operating income is defined as renewable diesel segment operating income excluding the 2017 blender’s tax credit (see note (a)). We believe this is an important measure of our renewable diesel segment’s operating and financial performance because it excludes items that are not indicative of that segment’s core operating performance.

◦
Adjusted net cash provided by operating activities is defined as net cash provided by operating activities excluding changes in current assets and current liabilities. We believe adjusted net cash provided by operating activities is an important measure of our ongoing financial performance to better assess our ability to generate cash to fund our investing and financing activities.

(g)
The refining segment regions reflected herein contain the following refineries: U.S. Gulf Coast- Corpus Christi East, Corpus Christi West, Houston, Meraux, Port Arthur, St. Charles, Texas City, and Three Rivers Refineries; U.S. Mid-Continent- Ardmore, McKee, and Memphis Refineries; North Atlantic- Pembroke and Quebec City Refineries; and U.S. West Coast- Benicia and Wilmington Refineries.

(h)	Primarily includes petrochemicals, gas oils, No. 6 fuel oil, petroleum coke, sulfur, and asphalt.

(i)
Valero uses certain operating statistics (as noted below) in the earnings release tables and the accompanying earnings release to evaluate performance between comparable periods. Different companies may calculate them in different ways.

All per barrel of throughput, per gallon of production, and per gallon of sales amounts are calculated by dividing the associated dollar amount by the throughput volumes, production volumes, and sales volumes for the period, as applicable.

Throughput volumes, production volumes, and sales volumes are calculated by multiplying throughput volumes per day, production volumes per day, and sales volumes per day (as provided in the accompanying tables), respectively, by the number of days in the applicable period. We use throughput volumes, production volumes, and sales volumes for the refining segment, ethanol segment, and renewable diesel segment, respectively, due to their general use by others who operate facilities similar to those included in our segments. We believe the use of such volumes results in per unit amounts that are most representative of the product margins generated and the operating costs incurred as a result of our operation of those facilities.

Table Page 17